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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 18, 2006

                               ENDWAVE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

          000-31635                                  95-4333817
    (Commission File No.)                (IRS Employer Identification No.)

                                130 Baytech Drive
                           San Jose, California 95134
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (408) 522-3100

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 18, 2006, Endwave Corporation ("Endwave") executed a new contract manufacturing services agreement with Hana Microelectronics Ltd. ("Hana"). This agreement replaces the previous September 2002 supply agreement between Endwave and Hana. The new agreement, which by its terms became effective on October 15, 2006, provides that Hana will continue to provide contract manufacturing services relating to production of certain of Endwave's commercial telecom transceivers. The agreement expires on October 14, 2008, unless renewed pursuant to the terms of the contract. In addition to containing agreed pricing, delivery, volume, quality, yield and warranty commitments, the agreement requires Hana to maintain a buffer inventory of certain finished products, which is expected to facilitate rapid world-wide delivery. The agreement requires Endwave to continue to provide and pre-position the raw materials and parts inventory necessary to build the portfolio of covered products.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ENDWAVE CORPORATION


Dated: October 18, 2006                      By:    /s/ BRETT W. WALLACE
                                                    ----------------------------
                                                    Brett W. Wallace
                                             Title: Executive Vice President and
                                                    Chief Financial Officer